EXHIBIT 99.3

FLASR, INC.

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as at July 31, 2014	PF-2

Pro Forma Condensed Consolidating Statement of Operations for the Year Ended April 30, 2014	PF-3

Pro Forma Statement of Operations for the Three Months Ended July 31, 2014	PF-4

Notes to the Pro Forma Condensed Consolidated Financial Statements	PF-5

PF-1

FLASR, INC.
Pro Forma Condensed Combined Consolidated Balance Sheet
(Unaudited)

	FLASR, Inc.	Language Arts Corp.		FLASR, Inc. (Consolidated)
	As at June 30, 2014	As at July 31, 2014	Pro Forma Adjustments (Notes 4 and 5)	Pro Forma as at July 31, 2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,697	$14,988	$-	$16,685
Accounts receivable	5,122	-	-	5,122
Inventory	10,677	-	-	10,677
Total Current Assets	17,496	14,988	-	32,484
Intangible assets, net of amortization	4,678	-	-	4,678
Total Assets	$22,174	$14,988	$-	$37,162

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$56,641	$2,700	$-	59,341
Short-term debt	50,000	-	-	50,000
Due to shareholder	231,819	-	-	231,819
Total Current Liabilities	338,460	2,700	-	341,160
Total Liabilities	338,460	2,700	-	341,160
STOCKHOLDERS' EQUITY (DEFICIT)
Pro forma common stock, $0.001 par value, 150,000,000 shares authorized, 107,000,000 shares issued and outstanding as of July 31, 2014 authorized, 9,500,000 and 6,000,000 shares issued and outstanding as of April 30, 2014 and 2013, respectively	-	9,500	97,500	107,000
Pro forma preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of July 31, 2014	-	-	-	-
Additional paid-in captial	-	47,000	(141,712)	(94,712)
Accumulated deficit	(316,286)	(44,212)	44,212	(316,286)
Total Stockholders' Equity (Deficit)	(316,286)	12,288	-	(303,998)
Total Liabilities and Stockholders' Equity (Deficit)	$22,174	$14,988	$-	$37,162

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

PF-2

FLASR, INC.
Pro Forma Condensed Combined Consolidating Income Statement
(Unaudtied)

	FLASR, Inc.	Language Arts Corp.	Subtotal		FLASR, Inc.
	For the Year Ended March 31, 3014	For the Year Ended April 30, 2014	For the Year Ended April 30, 2014	Pro Forma Adjustments (Note 5)	Pro Forma for the Year Ended April 30, 2014

REVENUES	$22,364	$-	$22,364	$-	$22,364
COST OF SALES	12,896	-	12,896	-	12,896
GROSS PROFIT	9,468	-	9,468	-	9,468

OPERATING EXPENSES:
General and administrative	77,430	43,812	121,242	-	121,242
Preproduction Costs	8,825	-	8,825	-	8,825
Product Marketing Costs	87,050	-	87,050	-	87,050
Research and Development Costs	63,368	-	63,368	-	63,368
Total Operating Expenses	236,673	43,812	280,485	-	280,485

NET LOSS	$(227,205)	$(43,812)	$(271,017)	$-	$(271,017)

Pro forma basic and diluted loss per share			$(0.03)	$(0.03)	$(0.00)
Pro forma basic and diluted weighted average common shares outstanding:			8,188,493	90,942,465	99,130,958

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

PF-3

FLASR, INC.
Pro Forma Condensed Combined Consolidating Income Statement
(Unaudtied)

	FLASR, Inc.	Language Arts Corp.	Subtotal		FLASR, Inc.
	For the Three Months Ended July 31, 2014	For the Three Months Ended June 30, 2014	For the Three Months Ended June 30, 2014	Pro Forma Adjustments (Note 5)	Pro Forma for the Three Months Ended July 31, 2014

REVENUES	$3,132	$-	$3,132	$-	$3,132
COST OF SALES	1,494	-	1,494	-	1,494
GROSS PROFIT	1,638	-	1,638	-	1,638

OPERATING EXPENSES:
General and administrative	18,323	12,288	30,611	-	30,611
Preproduction Costs	500	-	500	-	500
Product Marketing Costs	2,836	-	2,836	-	2,836
Research and Development Costs	1,182	-	1,182	-	1,182
Total Operating Expenses	22,841	12,288	35,129	-	35,129

NET LOSS	$(21,203)	$(12,288)	$(33,491)	$-	$(33,491)

Pro forma basic and diluted loss per share			(0.00)	(0.00)	(0.00)
Pro forma basic and diluted weighted average common shares outstanding:			9,500,000	97,500,000	107,000,000

					(0.00)

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

PF-4

FLASR, INC.

Notes to Pro Forma Condensed Combined Consolidated Financial Statements

(Unaudited)

1. History and Organization of the Companies

FLASR, Inc.

FLASR, Inc. (“FLASR”) was incorporated in the State of Delaware on February 13, 2013 to engage in the business of selling portable tobacco flasks.

Mr. Everett Dickson owns all of the issued and outstanding shares of common stock of FLASR and is its President and Chief Executive Officer, Secretary and Treasurer and sole director.

Language Arts Corp

The Language Arts Corp. (the “Company” or “Language Arts”) was incorporated in the State of Nevada on April 22, 2013 to design, develop and launch an online language learning and translation service via the Internet but never commenced such planned operations and has limited start-up operations and generated no revenues.

On July 23, 2014,pursuant to a stock purchase agreementwith Language Arts, FLASR, and Mr. Dickson (the “Purchase Agreement”), Everett Dickson consummated the purchase of 6,000,000 (pre-split) shares of common stock, par value $0.001 per share, of the Company from Maria del Pilar Jaen which represented 63.15% of the issued and outstanding shares of the Company on a fully diluted basis. The purchase price for the shares of $30,000 is payable by Mr. Dickson to Ms. Jaen on January 23, 2015.

Effective July 23, 2014, in connection with the closing of the Purchase Agreement, Ms. Jaen resigned as the sole officer and director of the Company and Mr. Dickson was appointed President, Chief Executive Officer, Chief Financial Officer and sole director of the Company.

Mr. Dickson took control of Language Arts with the intention of merging FLASR into Language Arts. Per the Purchase Agreement, FLASR was to be acquired when the requisite approvals and authorizations were obtained, and the appropriate disclosures were filed with the United States Securities and Exchange Commission (“SEC”).

2. Basis of Presentation

These unaudited pro forma financial statements (“pro forma statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP) and are expressed in US dollars. These pro forma statements do not contain all of the information required by US GAAP for annual financial statements. Accordingly, they should be read in conjunction with the consolidated financial statements and accompanying notes included in the Language Arts’ Annual Report on Form 10-K for the year ended April 30, 2014 (as filed with the SEC) and the FLASR audited annual financial statements for the year ended March 31, 2014 (attached as Exhibit 99.1 to the Form 8-K filed on September 18, 2014).

These pro forma statements have been compiled from and include:

(a)

A pro formabalance sheetcombining the unaudited interim balance sheet of FLASR as at June 30, 2014, with the unaudited interim balance sheet of Language Arts as at July 31, 2014, giving effect to the transaction as if it occurred on July 31, 2014.

(b)

A pro forma statement of operationscombining the audited annual statement of operations of FLASR for the year ended March 31, 2014, with the audited annual statement of operations of Language Arts for the year ended April 30 2014, giving effect to the transaction as if it occurred on April 30, 2014.

(c)

A pro forma statement of operations combining the unaudited interim statement of operations of FLASR for the three months ended June 30, 2014, with the unaudited interim statement of operations of Language Arts for the three months ended July 31, 2014, giving effect to the transaction as if it occurred on July 31, 2014.

PF-5

The pro forma statements have been compiled using the significant accounting policies as set out in the audited financial statements of Language Arts for the year ended April 30, 2014.Based on the review of the accounting policies of FLASR, it is Language Arts management’s opinion that there are no material accounting differences between the accounting policies of FLASR and Language Arts.

These pro forma statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Language Arts accounting policies.

The pro forma statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors, and could result in a change to the pro forma financial statements.

3. Proposed Transactions

On July 30, 2014, the Company’s board of directors approved the implementation of a stock dividend payment in the form of a 1:6 forward stock split whereby each holder of record on August 28, 2014 of the 9,500,000 issued and outstanding shares of common stock will automatically receive shares at the rate of 1 for 5, without any action on the part of the stockholders. Accordingly, there will be an additional 47,500,000 shares of common stock issued and outstanding. The forward stock split will become effective on September 22, 2014.

On September 12, 2004, the Company filed with the Secretary of State of the State of Nevada an Amended and Restated Articles of Incorporation to: (i) change its name from Language Arts Corp. to FLASR, Inc.; (ii) increase the amount of authorized shares of common stock from 75,000,000 to 150,000,000; and (iii) authorize the issuance of 5,000,000 shares of blank check preferred stock.These changeswill become effective on September 22, 2014.

In addition, the Financial Industry Regulatory Authority, Inc. (“FINRA”) has confirmed that the forward stock split, the Company’s name change from Language Arts Corp. to FLASR Inc., and the change of the Company’s ticker symbol from “LGUA” to "FLSR" will all become effective as of said date.

On September 16, 2014, Language Arts acquired all of the outstanding capital stock (the “Shares”) of FLASR pursuant to a stock purchase agreement (the “Acquisition Agreement”) with FLASR and its sole stockholder Everett Dickson. As a result of the closing of the Acquisition Agreement, FLASR became a wholly owned subsidiary of the Company.

In exchange for the Shares, the Company issued an aggregate of 50,000,000 shares of its common stock to Mr. Dickson, resulting in Mr. Dickson owning 80.4% of the 107,000,000 issued and outstanding share capital of the Company (after adjusting for the 1:6 forward stock split to be effective September 22, 2014 as described above). The Acquisition Agreement contains customary representations and warranties from each of the Company, FLASR and its sole shareholder.

The Acquisition Agreement was treated as a reverse merger with FLASR deemed the accounting acquirer and Language Arts deemed the accounting acquiree under the purchase method of accounting. The reverse merger is deemed a recapitalization and the pro forma financial statements represent the continuation of the financial statements of FLASR (the accounting acquirer/legal subsidiary) except for its capital structure, and the pro forma financial statements reflect the assets and liabilities of FLASR recognized and measured at their carrying value before the combination and the assets and liabilities of Language Arts (the legal acquiree/legal parent). The equity structure reflects the equity structure of Language Arts, the legal parent, and the equity structure of FLASR, the accounting acquirer, as restated to reflect the number of shares of the legal parent.

PF-6

4. Pro Forma Assumptions and Adjustments

The unaudited pro forma financial statements incorporate the following pro forma assumptions and adjustments:

The following table reflects the net change in authorized, issued and outstanding common and preferred stock:

Description	Authorized	Issued and Outstanding
	Common Shares
Beginning balances-Lanquage Arts	75,000,000	9,500,000
Increase in authorized shares	75,000,000	-
Adjust for 1:6 forward stock split	-	47,500,000
Adjust for FLASR acquisition	-	50,000,000
Ending balances-pro forma FLASR**	150,000,000	107,000,000

Net adjustments in common shares:	75,000,000	97,500,000

	Preferred Shares
Beginning balances-Lanquage Arts	-	-
Increase in authorized shares	5,000,000	-
Ending balances-pro forma FLASR**	5,000,000	-

Net adjustments in preferred shares:	5,000,000	-

**Par value on ending common and preferred shares is $0.001.

The following table reflects the net change in the stockholders’ deficit accounts:

	Stockholders' Deficit
Description	Common Stock	Additional Paid-in Capital	Accumulated Deficit

Beginning balances-Lanquage Arts	$9,500	$47,000	$(320,698)
Increase in authorized shares	-	-	-
Adjust for 1:6 forward stock split	47,500	(47,500)	-
Adjust for FLASR acquisition	50,000	(50,000)	-
Eliminate Language Arts' accumulated deficit*	-	(44,212)	44,212
Ending balances-pro forma FLASR	$107,000	$(94,712)	$(276,486)

Net adjustments in shareholders' deficit	$97,500	$(141,712)	$44,212

*FLASR’s common stock and Language Arts’ accumulated deficit as at July 31, 2014, are eliminated upon recapitalization.

PF-7

5. Pro Forma Net Loss Per Share

Pro forma basic and diluted net loss per share for the year ended April 30, 2014, and for thethree months ended July 31, 2014,have been calculated based on the weighted average number of common stock issued during the period plus all common stock issuances relating to the proposed transaction.

The common stock issued pursuant to the proposed transaction has been treated as issued on April 30 2014, and July 31, 2014, respectively.

	Year Ended April 30, 2014	Three Months Ended July 31, 2014

Basic pro forma net loss per share computation
Numerator:
Pro forma net loss available to shareholders	$(271,017)	$(33,491)
Denominator:
Weighted average shares of common stock outstanding	8,188,493	9,500,000
Adjustment for1:6 forward stock split (5 times)	40,942,465	47,500,000
Shares issued pursuant to Acquisition Agreement	50,000,000	50,000,000
Pro forma weighted average shares outstanding – basic and diluted	99,130,958	107,000,000
Pro forma net loss per share – basic and diluted	$(0.00)	$(0.00)

PF-8